                                                                      EXHIBIT 11

                            NIPSCO INDUSTRIES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                     TWELVE MONTHS ENDED DECEMBER 31, 1994
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    FULLY
                                                     PRIMARY       DILUTED
                                                    ----------    ----------
Weighted Average Number of Shares
  Average Common Shares Outstanding at 12/31/94.... 64,820,039    64,820,039
  Dilutive Effect for Nonqualified Stock Options at
   12/31/94........................................    134,775       136,688
                                                    ----------    ----------
  Weighted Average Shares at 12/31/94.............. 64,954,814    64,956,727
                                                    ==========    ==========
Net Income to be Used to Compute
 Earnings Per Average Common Share
                                                         (DOLLARS IN
                                                         THOUSANDS)
  Net Income....................................... $  163,987    $  163,987
  Dividend Requirements on Preferred Shares........      3,063         3,063
                                                    ----------    ----------
  Balance Available for Common Shareholders........ $  160,924    $  160,924
                                                    ==========    ==========
Earnings Per Average Common Share.................. $     2.48(a) $     2.48(a)
                                                    ==========    ==========

--------

Note:
(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      EXHIBIT 11

                            NIPSCO INDUSTRIES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                     TWELVE MONTHS ENDED DECEMBER 31, 1993
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    FULLY
                                                     PRIMARY       DILUTED
                                                    ----------    ----------
Weighted Average Number of Shares
  Average Common Shares Outstanding at 12/31/93.... 66,136,396    66,136,396
  Dilutive Effect for Nonqualified Stock Options at
   12/31/93........................................    173,417       193,693
                                                    ----------    ----------
  Weighted Average Shares at 12/31/93.............. 66,309,813    66,330,089
                                                    ==========    ==========
Net Income to be Used to Compute
 Earnings Per Average Common Share
                                                         (DOLLARS IN
                                                         THOUSANDS)
  Net Income....................................... $  156,140    $  156,140
  Dividend Requirements on Preferred Shares........      3,063         3,063
                                                    ----------    ----------
  Balance Available for Common Shareholders........ $  153,077    $  153,077
                                                    ==========    ==========
Earnings Per Average Common Share.................. $     2.31(a) $     2.31(a)
                                                    ==========    ==========

--------

Note:
(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      EXHIBIT 11

                            NIPSCO INDUSTRIES, INC.

                       COMPUTATION OF PER SHARE EARNINGS

                     TWELVE MONTHS ENDED DECEMBER 31, 1992
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    FULLY
                                                     PRIMARY       DILUTED
                                                    ----------    ----------
Weighted Average Number of Shares
  Average Common Shares Outstanding at 12/31/92.... 66,715,941    66,715,941
  Dilutive Effect for Nonqualified Stock Options at
   12/31/92........................................    115,467       144,072
                                                    ----------    ----------
  Weighted Average Shares at 12/31/92.............. 66,831,408    66,860,013
                                                    ==========    ==========
Net Income to be Used to Compute
 Earnings Per Average Common Share
                                                         (DOLLARS IN
                                                         THOUSANDS)
  Net Income....................................... $  136,648    $  136,648
  Dividend Requirements on Preferred Shares........      3,063         3,063
                                                    ----------    ----------
  Balance Available for Common Shareholders........ $  133,585    $  133,585
                                                    ==========    ==========
Earnings Per Average Common Share.................. $     1.99(a) $     1.99(a)
                                                    ==========    ==========

--------

Note:
(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------